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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
Washington Mutual, Inc. on Form S-4 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Proxy Statement, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
October 2, 2000
Seattle, Washington